Calculation of Filing Fee Tables
S-3
McGraw Hill, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common stock, par value $0.01 per share	Other	165,160,216	$ 10.25	$ 1,692,892,214.00		$ 233,788.41
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,692,892,214.00		$ 233,788.41
			Total Fees Previously Paid:						$ 211,321.92
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,466.49
Offering Note
[1]	1a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional common shares as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. 1b. In accordance with Rule 457(c) of the Securities Act, the price shown is the average of the high and low selling prices of the common stock as reported by the New York Stock Exchange on July 27, 2026, which date is within five business days prior to filing this Pre-Effective Amendment. In accordance with Rule 457(c) of the Securities Act, the fees previously paid of $211,321.92 on July 24, 2026 were calculated on the the price shown is the average of the high and low selling prices of the common stock as reported by the New York Stock Exchange on July 22, 2026, which date is within five business days prior to the initial filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date